UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Zoom Video Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor

San Jose, California 95113

(Address of principal executive offices and Zip Code)

(888) 799-9666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported, Zoom Video Communications, Inc. (“Zoom” or the “Company”) and certain of the Company’s officers have been named as defendants in a consolidated securities class action lawsuit pending in the United States District Court for the Northern District of California (“California District Court”), captioned In re Zoom Securities Litigation, Case No. 3:20-cv-02353-JD (“Securities Class Action”). The Securities Class Action was initially filed on April 7, 2020, and consolidated with a second action filed on April 8, 2020, on behalf of a purported class consisting of purchasers and/or acquirers of the Company’s securities during the period from April 18, 2019, through and including April 6, 2020.

On July 17, 2023, the parties in the Securities Class Action entered into a Stipulation and Agreement of Settlement (“Stipulation”) that, if approved as described below, will resolve the Securities Class Action. Under the terms of the Stipulation, in exchange for the release and dismissal with prejudice of all claims against all defendants in the Securities Class Action, Zoom has agreed to pay and/or to cause its insurance carriers to pay a total of $150.0 million. As disclosed in the Company’s quarterly report on Form 10-Q for the three months ended April 30, 2023, the Company accrued $60 million related to the Securities Class Action and does not expect the Stipulation to have a material impact on its condensed consolidated statement of operations for the three months ended July 31, 2023. The settlement does not constitute an admission of fault or wrongdoing by Zoom or the individual defendants.

Counsel for lead plaintiffs in the Securities Class Action will soon file a motion seeking, among other things, preliminary approval of the settlement and the form of notice that will be distributed to members of the class. The proposed settlement remains subject to preliminary and final approval by the California District Court and certain other conditions.

The proposed settlement does not involve the consolidated shareholder derivative action that remains pending in the United States District Court for the District of Delaware naming as defendants certain of Zoom’s current officers and certain current and former members of its Board of Directors.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Stipulation resolving the Securities Class Action; (ii) the ability to secure approval of the proposed settlement from the California District Court and to satisfy all conditions of the proposed settlement; and (iii) other statements that are not historical facts, and instead constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation not having the expected impact, including resolving the Securities Class Action; (b) the proposed settlement requiring more activity or expense than expected; (c) Zoom’s ability to overcome any objections or appeals regarding the proposed settlement; (d) compliance by Zoom’s insurance carriers with the terms of the proposed settlement and on a timely basis; (e) the sufficiency of Zoom’s cash resources to enable it to satisfy its obligations under the proposed settlement; (f) the possibility that individual claimants opt out of the class and pursue individual claims against Zoom and certain of its officers; and (g) satisfactory resolution of pending and any future litigation or other disagreements with others. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Zoom’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Zoom’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, and future filings and reports by Zoom. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Zoom disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Video Communications, Inc.

Date: July 21, 2023	By:	/s/ Aparna Bawa
Name: Aparna Bawa
Title: Chief Operating Officer